                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  ABLEST INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  ABLEST INC.
                         1901 ULMERTON ROAD, SUITE 300
                           CLEARWATER, FLORIDA 33762

                                ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 10, 2001

To the Shareholders:

         The 2001 Annual Meeting of Shareholders of Ablest Inc. (the "Company") will be held at the Company's corporate offices at 1901 Ulmerton Road, Suite 300, Clearwater, Florida 33762, on Thursday, May 10, 2001, at 11:30 a.m., local time, for the following purposes:

         1. To elect six directors of the Company, each of whom is to hold office until the next Annual Meeting of Shareholders and until the due election and qualification of his or her successor; and

         2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The shareholders of record at the close of business on April 2, 2001, will be entitled to notice of, and to vote at, the meeting or any adjournment thereof.

         If you cannot personally attend the meeting, it is requested that you promptly fill in, sign and return the enclosed proxy, which needs no postage if mailed in the United States.

                                          By order of the Board of Directors


                                          Mark P. Kashmanian
                                          Secretary

April 6, 2001

                                  ABLEST INC.
                         1901 ULMERTON ROAD, SUITE 300
                           CLEARWATER, FLORIDA 33762

                                ----------------

                                PROXY STATEMENT

                              2001 ANNUAL MEETING

                                ---------------

         The enclosed proxy is solicited by the Board of Directors of Ablest Inc. (the "Company") to be voted at the 2001 Annual Meeting of Shareholders to be held at the Company's corporate offices at 1901 Ulmerton Road, Suite 300, Clearwater, Florida 33762, on Thursday, May 10, 2001, at 11:30 a. m., local time.

         Only shareholders of record as of the close of business on April 2, 2001, are entitled to notice of, and to vote at, the meeting or any adjournment thereof. On March 26, 2001, the Company had outstanding voting securities consisting of 2,935,132 shares of common stock, par value $.05 per share. Each share is entitled to one vote. Shares cannot be voted at the meeting unless the shareholder is present or represented by proxy.

         The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or facsimile transmission by officers, directors and regular employees of the Company. The Company will also request securities brokers, custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of stock held of record and will reimburse them for their reasonable out-of-pocket expenses in forwarding such material.

         Any shareholder executing the accompanying form of proxy has the power to revoke it at any time prior to its exercise, in person at the 2001 Annual Meeting of Shareholders or by written notification to the Secretary of the Company. Every properly signed proxy will be voted (unless revoked) if the proxy is returned to the Company properly executed and in sufficient time to permit the necessary examination and tabulation before a vote is taken.

         The Company's address is 1901 Ulmerton Road, Suite 300, Clearwater, Florida 33762, and its telephone number is (727) 299-1200. This Proxy Statement and the enclosed proxy are being mailed to shareholders on or about April 6, 2001.


                        ITEM 1 -- ELECTION OF DIRECTORS

NOMINEES FOR DIRECTORS

         Six directors are to be elected at the meeting, each to serve until the next annual meeting of shareholders and until their successors have been elected. Shares represented by proxies solicited by the Board of Directors will be voted for the six nominees hereinafter named, unless authority to vote for one or more nominees is withheld. If for any reason any of said nominees shall become unavailable for election, which is not now anticipated, the proxies will be voted for a substitute nominee designated by the Board of Directors.

         Six directors were elected to the Board of Directors at the 2000 Annual Meeting of Shareholders and all six are nominees for re-election at the 2001 Annual Meeting of Shareholders.

The table below sets forth certain information about each nominee for election to the Board of Directors:

                                                                                   FIRST BECAME
NAME                         PRINCIPAL OCCUPATION                         AGE       A DIRECTOR
----                         --------------------                         ---      ------------

Charles H. Heist.........    Chairman of the Board of Directors            50          1978

W. David Foster..........    Chief Executive Officer                       66          1997

Charles E. Scharlau......    Chairman  of the  Board of  Directors  of
                             Southwestern Energy Co.                       73          1980

Ronald K. Leirvik........    President of RKL Enterprises                  63          1996

Donna R. Moore...........    President and Chief Executive  Officer of
                             Hit or Miss, Inc.                             61          1997

Richard W. Roberson......    President of Sand Dollar Partners, Inc.       54          1997


         Mr. Heist has been Chairman of the Board of the Company since November 1988. From 1983 until 1997, he served as President, and from 1988 until March 2000, he was also Chief Executive Officer, of the Company.

         Mr. Foster became Chief Executive Officer of the Company in March 2000. From 1997 until March 2000, he served as President and Chief Operating Officer. Prior to 1997 he served as Vice President-Marketing and Sales, President and Chief Executive Officer of Ablest Service Corp., the Company's Staffing Services subsidiary, and in other management positions. Mr. Foster was elected to the Board of Directors in November 1997.

         Mr. Scharlau is Chairman of the Board of Directors of Southwestern Energy Co., with which he has been associated since 1951. He also serves on the Board of Directors of McIlroy Bank & Trust Company and is Chairman of the Board of Trustees of the University of Arkansas.

         Mr. Leirvik has been President of RKL Enterprises, which acquires and manages small to medium size manufacturing companies, since March 1995. From 1991 until March 1995 he was President, CEO, and a director of RB&W Corporation, a leading manufacturer and distributor of industrial fasteners. From 1984 to 1991, he was Executive Vice President and General Manager of Moen, Inc. a leading manufacturer of faucets, shower valves, sinks and plumbing fixtures. Mr. Leirvik is also Chairman of the Board of Directors of Willow Hill Industries, Inc., a manufacturer of tubular stampings for the automotive industry.

         Ms. Moore has been President and Chief Executive Officer of Hit or Miss, Inc., a retail clothing operation, since February 2000. Prior to that she was Executive Vice President and a member of the Board of Directors of Voyager Expanded Learning, Inc. and President of Eureka Experience, a company that provides seminars and gatherings for business women. From 1995 to 1997 she served as Chief Executive Officer and Chairman of the Board of Discovery Zone, Inc., which operates children's entertainment FunCenters throughout the United States. Prior to her position with Discovery Zone, Ms. Moore was Senior Vice President of Williams Sonoma, President of the North American Division of Laura Ashley, Inc. and President and Chief Executive Officer of Motherhood Maternity. From 1987 to 1992, Ms. Moore led the Walt Disney Company's highly successful Disney Store concept, opening its first 156 stores in the United States and abroad.

         Mr. Roberson is President of Sand Dollar Partners, Inc. an investment and consulting firm. From 1993 to 1996 he was President and Chief Executive Officer of Visionworks, Inc, a retail superstore optical chain operating in the United States, which was sold in 1996. From 1980 to 1993 he was a Senior Vice President of Eckerd Corporation. He is also a director of Priority Healthcare Corporation, a NASDAQ traded company.


INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

         During the Company's fiscal year ended December 31, 2000, the Board of Directors held four regularly scheduled meetings and three special telephonic meetings. Each of the directors attended all meetings of the Board with the exception of Mr. Leirvik, who was unable to attend one regular meeting and one special telephonic meeting. During fiscal 2000, there were three Compensation Committee meetings, two Audit Committee meetings and one Executive Committee meeting. All committee members attended all meetings of the committees on which he or she served, with the exception of Mr. Leirvik, who was unable to attend one compensation and one audit committee meeting, and Ms. Moore, who was unable to attend one compensation committee meeting.

         The Executive Committee consists of Messrs. Heist, Foster and Roberson. This committee exercises all of the powers of the Board in the management of the business and affairs of the Company between Board meetings except the power to fill vacancies on the Board or its committees. The Compensation Committee, which oversees all compensation matters relating to the Company's executive officers, consists of Messrs. Scharlau and Leirvik and Ms. Moore. The Audit Committee consists of Messrs. Roberson, Leirvik and Scharlau. This committee monitors and reviews the financial controls, reporting procedures, and internal checks and balances of the Company as well as the independence and performance of its outside auditors. The Company does not have a standing nominating committee.

         Non-employee directors received an annual retainer of $10,000, plus meeting expenses, during fiscal 2000. Under the Independent Directors Stock Option Plan, each non-employee director elected to the Board in May 2000 was granted an option to purchase 6,000 shares of common stock, exercisable in three equal annual installments in May 2001, May 2002, and May 2003. The exercise price of these options is $5.0625 per share. The options expire on May 15, 2010, unless sooner terminated under the plan. Each director who received such an option is standing for re-election at the 2001 annual meeting. Upon re-election, each such director will receive under the plan an option for the purchase of 1,500 shares with an exercise price equal to the fair market value of a share of common stock on the date of the 2001 Annual Meeting. Mr. Scharlau, Mr. Leirvik, Mr. Roberson, and Ms. Moore are non-employee directors and participate in this plan.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT



SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth as of March 20, 2001, information concerning the ownership of shares by persons known to the Company to own beneficially, as of the record date, more than 5% of the outstanding shares of common stock of the Company. For the purpose of this proxy statement, beneficial ownership has the meaning given under the rules of the Securities and Exchange Commission relating to proxy statements and does not necessarily indicate economic interest. The beneficial ownership information presented herein is based upon information furnished by each person or contained in filings made with the Securities and Exchange Commission.

                                                         AMOUNT AND NATURE     PERCENT
                                                           OF BENEFICIAL         OF
NAME AND ADDRESS                                             OWNERSHIP          CLASS
----------------                                         -----------------     -------

C.H. Heist Trust.....................................        630,781(1)          21.5%
c/o Isadore Snitzer,
   Charles H. Heist and Clydis D. Heist, Trustees
710 Statler Building
Buffalo, New York 14202

Charles H. Heist.....................................        286,128(2)           9.7%
c/o Ablest Inc.
1901 Ulmerton Road, Suite 300
Clearwater, Florida 33762

                                                             178,837(3)           6.1%
Victoria Hall........................................
c/o Ablest Inc.
1901 Ulmerton Road, Suite 300
Clearwater, Florida 33762

                                                             179,742(3)           6.1%
Dixie Lea Clark......................................
c/o Ablest Inc.
1901 Ulmerton Road, Suite 300
Clearwater, Florida 33762


Heist Grandchildren Trusts...........................        399,958(4)          13.6%
c/o Charles H. Heist
1901 Ulmerton Road, Suite 300
Clearwater, Florida

The Burton Partnership, Limited Partnership..........        352,000(5)          12.0%
Post Office Box 4643
Jackson, Wyoming  83001

----------
(1) The shares indicated are held of record in a trust created by the founder of the Company, C.H. Heist, for the benefit of his family prior to his death in February 1983. The three trustees of the trust are Clydis D. Heist, Charles H. Heist and Isadore Snitzer. Each of the trustees may be deemed to be the beneficial owner of the shares held in the trust. The trust will continue until the death of Clydis D. Heist and the children of Mr. and Mrs. Charles H. Heist. Mr. Snitzer is also the beneficial and record owner of 2,022 shares (less than 1%). Mr. Heist and Mr. Snitzer disclaim beneficial ownership of the shares held by the trust.

(2) The shares indicated are owned directly by Mr. Heist, except for 10,025 shares owned by his wife. Mr. Heist disclaims beneficial ownership of the shares owned by his wife.

(3)  Ms. Hall and Ms. Clark are daughters of C.H. Heist (deceased) and Clydis
     D. Heist and sisters of Charles H. Heist. The shares owned by each of them do not include the shares owned by the C.H. Heist Trust or the shares of the trusts for the grandchildren mentioned in footnote 4 below. Both daughters disclaim any beneficial ownership of the shares held in such trusts.

(4) The trusts indicated were created for the benefit of the children of Charles H. Heist and his sisters, Victoria Hall and Dixie Lea Clark. Mr. Heist and his sisters are trustees of the trusts. Each of the trustees disclaims beneficial ownership of the shares held in these trusts.

(5) The Burton Partnership is a limited partnership controlled by Donald W. Burton, who is deemed to be the beneficial owner of the shares held by this partnership.


SECURITY OWNERSHIP OF MANAGEMENT

         As of March 26, 2001, the directors, individually, and all directors and officers of the Company as a group, respectively, owned beneficially the following amounts of common stock of the Company:

                                                AMOUNT AND NATURE OF   PERCENT
     NAME OF BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP   OF CLASS
     ------------------------                   --------------------   --------


     Charles H. Heist.........................    286,128(1)(2)(3)    9.7%
     W. David Foster..........................     41,274(3)          1.4%
     Charles E. Scharlau......................        505              (4)
     Ronald K. Leirvik........................        100              (4)
     Richard W. Roberson......................        500              (4)
     Donna R. Moore...........................         --              --
     All officers and directors (8 persons) ..  1,401,025(5)         47.7%

----------
(1) Does not include the 630,781 shares held by the C.H. Heist Trust with respect to which Charles H. Heist, Clydis D. Heist and Isadore Snitzer share voting and investment powers. See footnote (1) under "Security Ownership of Certain Beneficial Owners" above.

(2) See footnotes (3) and (4) under "Security Ownership of Certain Beneficial Owners" above. Does not include 399,958 shares held in trust for the children of Charles H. Heist and his two sisters.

(3)  Executive officer of the Company.

(4)  Less than 1%.

(5) Includes the 630,781 shares and 399,958 shares described in footnotes (1) and (4), under "Security Ownership of Certain Beneficial Owners".


                                      -5

                       COMPENSATION OF EXECUTIVE OFFICERS



         The following Summary Compensation Table sets forth information concerning compensation for services rendered in all capacities to the Company and its subsidiaries for the last three fiscal years by the chief executive officer and the other three most highly compensated executive officers of the Company and its subsidiaries (the "Named Officers").


                                                     SUMMARY COMPENSATION TABLE

                                                                                        Long Term                  All Other
                                             Annual Compensation (1)               Compensation Awards           Compensation
                                        ---------------------------------   ---------------------------------    ------------
                                                                                               Securities         Shares of
                                                       Bonus      Bonus                        Underlying        Common Stock
                                                     Declared      Paid                         Options             Issued
                               Fiscal                --------    --------                      ----------        ------------
Name and Principal Position     Year     Salary         (2)         (3)     Bonus Bank            (4)                (5)
---------------------------    ------   ---------    --------    --------   ----------          -------          ------------

Charles H. Heist                2000    $ 240,000    $      0    $ 55,600    $  55,600               0               5,029
Chairman of the Board           1999    $ 240,000    $ 67,200    $ 55,500    $ 111,200           9,430
                                1998    $ 225,000    $ 87,600    $ 59,700    $  99,600           9,368

W. David Foster                 2000    $ 240,000    $      0    $ 45,500    $  45,500               0              40,315
Chief Executive Officer         1999    $ 215,000    $ 60,200    $ 45,500    $  91,100           7,232
                                1998    $ 200,000    $ 77,900    $ 45,800    $  76,400           6,205

Kurt R. Moore                   2000    $ 200,000    $      0    $ 53,400    $  53,400               0              39,874
President and                   1999    $ 165,000    $ 88,200    $ 47,300    $ 106,700           6,732
Chief Operating Officer         1998    $ 150,000    $ 97,900    $ 42,600    $  71,100           3,019

Mark P. Kashmanian              2000    $  91,000    $      0    $ 22,500    $  12,500               0               1,236
Secretary, Treasurer            1999    $  81,500    $ 12,500    $ 13,900    $  25,000           2,196
and Chief Accounting            1998    $  78,500    $ 19,100    $ 16,900    $  23,200           2,405
Officer

---------------
(1) The Company provides income tax services and Company cars to certain of its officers. The amounts in the table do not include the cost to the Company of such benefits because such cost has not exceeded 10% of total salary and bonus in the case of any of the Named Officers.

(2) There were no executive bonuses declared for fiscal 2000. A bonus for fiscal 1999 was declared and accrued for Mr. Moore under the Company's Economic Value Added (EVA(R)) Incentive Remuneration Plan (the "Incentive Plan"). None of the other Named Officers earned a bonus for fiscal 1999 under the Incentive Plan. For fiscal 1999, the compensation committee of the Board of Directors awarded separate bonuses for Messrs. Heist, Foster and Kashmanian in February 2000. For fiscal 1998 bonuses were awarded to all of the Named Officers under the Incentive Plan.

(3) Bonus paid in fiscal 2000 represents fifty percent of the remaining balance in the participant's EVA Incentive bonus bank for bonuses earned in prior years. Of the bonus paid in fiscal 2000 to Mr. Kashmanian, $10,000 was paid as an incentive for his relocation to Clearwater, Florida. For fiscal 1999 and 1998, bonuses paid were comprised of one or both of the following: (i) a percentage of the total bonus declared and
     (ii) a portion of the participant's bonus bank from prior years. Bonuses may have been reduced in a given year by amounts paid in the form of options under the Leveraged Option Plan.

(4) In November 2000, all outstanding options were surrendered. See "Compensation of Executive Officers - Option to Ownership Program".

(5) Includes registered shares issued under the Company's Option to Ownership Plan to each Named Officer and 30,000 restricted shares of common stock issued to each of Messrs. Foster and Moore in conjunction with their entering into employment agreements with the Company. The value of the restricted stock issued to Messrs. Foster and Moore on the date of grant and at the end of the Company's fiscal year in 2000 was $161,250 each. Dividends will be paid on the restricted stock if any dividends are issued by the Company while such shares are outstanding. Mr. Heist entered into an employment agreement but did not receive stock compensation in conjunction therewith. See "Compensation of Executive Officers - Employment Agreements".

OPTION PLANS

         No stock options were granted to the Named Officers pursuant to the Company's Leveraged Stock Option Plan in fiscal 2000, except to Mr. Moore, who received options for 7,996 shares under this Plan in February 2000. In November 2000, all options outstanding under the Company's Leveraged Stock Option Plan were surrendered, including those issued to Mr. Moore in February 2000, in connection with the Company's Option to Ownership Program.

         No stock options were granted under the Company's 1991 Stock Option Plan in fiscal 2000. All options outstanding under that plan and issued to existing employees were surrendered in November 2000 in connection with the Option to Ownership Program.

OPTION TO OWNERSHIP PROGRAM

         On August 23, 2000, the Board of Directors approved the Option to Ownership Program. The purpose of the program was to give employees the opportunity to surrender their options (the exercise prices of which were substantially higher than the then current market prices) in return for an opportunity to purchase shares of restricted common stock of the Company on the terms and conditions set forth in the program. This program provided for surrender of stock options issued under the Company's 1991 Stock Option Plan and the Company's 1996 Leveraged Stock Option Plan and the purchase of restricted shares of common stock of the Company through delivery of a full recourse promissory note in an amount equal to the aggregate purchase price of the shares issued. The per share purchase price of the common stock issued was equal to $4.25, which was the fair market value of the common stock on October 9, 2000 (the effective date of the program). The number of common shares issued to each participant was determined by calculating the value of the surrendered options using the Black-Scholes Method and dividing this value by the per share fair market price of $4.25. A total of 234,716 option shares were surrendered and 55,313 restricted shares issued. The shares issued will be accounted for under variable plan accounting, as defined in SFAS No. 123. As such, compensation expense may result in future periods if the fair value of common shares increases or if the promissory notes are forgiven.

         Under the program, the restricted shares may not be transferred or sold until the note is satisfied in accordance with the program. Each employee has pledged his restricted shares to the Company to secure satisfaction of his promissory note. The Company has informed each employee that it may forgive each note if and when an employee completes one year of service as an employee in which he or she performs his or her job consistent with past performance. If an employee becomes disabled or dies before the end of the first year after issuance of the shares, the note will be forgiven and the shares delivered to such employee or his or her estate.

         In connection with this program, the Named Officers surrendered all of the options previously granted to them under the Company's option plans in return for restricted shares of common stock under the Option to Ownership Program. Mr. Heist surrendered options for 26,357 shares and received restricted shares worth $21,373 in return for his promissory note of like principal amount. Mr. Foster surrendered options for 55,123 shares and received restricted shares worth $43,839 in return for his promissory note of like principal amount. Mr. Moore surrendered options for 43,172 shares and received restricted shares worth $41,965 in return for his promissory note of like principal amount. Mr. Kashmanian surrendered options for 6,980 shares and received restricted shares worth $5,253 in return for his promissory note of like principal amount.

INDEPENDENT DIRECTORS' STOCK OPTION PLAN

         The Independent Directors Stock Option Plan was approved by the Board of Directors at its regular meeting held on May 5, 2000, and is designed to strengthen the interest between the independent directors and the shareholders through increased ownership by the independent directors of the Company's common stock. Participation in the plan is limited to directors who are not employees of the Company. Under the plan, each independent director receives an option to purchase 6,000 shares of Common Stock upon his or her first election to the Board of Directors after implementation of the plan. Following the initial option grant, each independent director re-elected to the Board between 2001 and the termination of the plan in 2010 will receive an option to purchase 1,500 shares of common stock each time he or she is re-elected to the Board. The exercise price of each option will be equal to the fair market value of the common stock on the date of grant. The total number of shares of common stock that may be made subject to options awarded under the plan is 100,000. The plan is administered by the Board of Directors of the Company. Each initial stock option for 6,000 shares becomes exercisable in three equal annual installments on the first, second and third anniversaries of the grant thereof. All other stock options (i.e., those for 1,500 shares) will become exercisable on the first anniversary of the grant thereof. Each option shall have a term of ten years during which it may be exercised, subject to forfeiture for voluntary resignation or removal for cause prior to vesting. All unvested options will become fully vested and exercisable through their expiration dates on the death, disability or retirement of a director or a change in control of the Company, or removal without cause.


EMPLOYMENT AGREEMENTS

         CHARLES H. HEIST serves as Chairman of the Board of Directors pursuant to an employment agreement entered into on September 1, 2000, that provides for his employment through December 31, 2003. Beginning in 2004, the employment agreement will renew annually from year to year, unless it is terminated in accordance with its provisions or unless either the Company or Mr. Heist gives notice of termination to the other at least six months in advance.

         Under the agreement, Mr. Heist was compensated at a base salary rate of $240,000 for 2000. For each year thereafter, his salary will be determined by the Compensation Committee of the Board of Directors, but in no event shall it be less then the annual salary that was payable to him for the preceding calendar year. Mr. Heist will be eligible to participate in any bonus program implemented by the Compensation Committee of the Board of Directors for senior executives of the Company, with pertinent terms and goals to be established annually or otherwise by the Compensation Committee.

         Under the employment agreement, management has agreed to use best efforts to have Mr. Heist nominated for a seat on the Board while he is employed by the Company. The agreement provides that his nomination and continuation as a director is subject to the will of the Board of Directors and the Company's shareholders and that removal or non-election will not be a breach of the agreement.

         The Company has the right to terminate Mr. Heist's employment upon his death or disability. Additionally, the Company can terminate Mr. Heist's employment with cause immediately or without cause with 30 days advance notice. Mr. Heist may terminate his employment with the Company at any time with 30 days advance notice.

         If Mr. Heist's employment is terminated as a result of his death or disability, the Company is obligated to continue to pay his salary and provide him with medical benefits for the lesser of twelve months or the balance of the term remaining under the employment agreement. If his employment is terminated by the Company without cause or by him for good reason (as defined in the agreement), in either case other than following a change in control (as defined in the agreement), the Company is obligated to continue to pay him his salary and provide him with certain benefits for a period equal to the remainder of the initial term or any one year renewal term, as the case may be, and to pay him within 30 days of the date of termination an amount equal to his target bonus opportunity for the year in which termination occurs times the number of whole or partial years remaining under the term.

         If within two years after a change in control of the Company, Mr. Heist's employment is terminated by the Company without cause or by Mr. Heist for good reason, he will be entitled to the following compensation:

         (i) an amount equal to three times his annual base salary in effect on the date of termination;

         (ii) an amount equal to three times the sum of his target bonus opportunity in the year of termination and any contribution paid in such year by the Company to any 401(K) plan on his behalf; and

         (iii) an amount equal to the present value, determined as of the date of termination, of the sum of all benefits that have accrued to him but have not vested under any retirement plan and all additional benefits which would have accrued to him under such retirement plan had he continued to be employed by the Company for 36 months after the date of termination.

         Upon any such termination following a change in control, the Company will provide Mr. Heist with a package of benefits substantially similar to those which he was receiving prior to the date of termination (or prior to the change in control, if greater). The Company shall also vest and accelerate the exercise date of all unvested stock options on the date of termination, and such options shall remain exercisable for the duration of their original terms. Mr. Heist also shall have one year following the change in control or the exercise of each option to sell to the Company shares of common stock acquired at any time upon exercise of an option at a price equal to the average market price of the common stock for the 30 trading days ending on or prior to the date of the change in control. Finally, if the change in control compensation described above, either alone or together with other payments to Mr. Heist from the Company, would constitute an excess parachute payment as defined in Section 280G of the Internal Revenue Code of 1986 (the "Code"), such compensation will be reduced to the largest amount that will result in no portion of the payments under the employment agreement being subject to the excise tax imposed by Section 4999 of the Code or being disallowed as deductions to the Company under Section 280G of the Code.

         No change in control compensation will be paid if the Company's business is sold and Mr. Heist is offered employment by the purchaser upon substantially the same terms on which he worked for the Company, including change in control compensation. No change in control compensation is due upon Mr. Heist's retirement or death or disability.

         Mr. Heist's agreement contains provisions relating to protection of the Company's confidential information and intellectual property and noncompetition and nonsolicitation of Company employees during the term of this agreement and for two years following termination of employment in certain cases.

         No compensation or stock awards were issued to Mr. Heist upon the signing of this agreement.

         W. DAVID FOSTER serves as Chief Executive Officer of the Company pursuant to an employment agreement entered into on September 1, 2000, that provides for his employment through December 31, 2003. Beginning in 2004, the employment agreement will renew annually from year to year, unless it is terminated in accordance with its provisions or unless either the Company or Mr. Foster gives notice of termination to the other at least six months in advance.

         Under the agreement, Mr. Foster was compensated at a base salary rate of $240,000 for 2000. For each year thereafter, his salary will be determined by the Compensation Committee of the Board of Directors, but in no event shall it be less then the annual salary that was payable to him for the preceding calendar year. Mr. Foster will be eligible to participate in any bonus program implemented by the Compensation Committee of the Board of Directors for senior executives of the Company, with pertinent terms and goals to be established annually or otherwise by the Compensation Committee.

         Under the employment agreement, management has agreed to use best efforts to have Mr. Foster nominated for a seat on the Board while he is employed by the Company. The agreement provides that his nomination and continuation as a director is subject to the will of the Board of Directors and the Company's shareholders and that removal or non-election will not be a breach of the agreement.

         The Company has the right to terminate Mr. Foster's employment upon his death or disability. Additionally, the Company can terminate Mr. Foster's employment with cause immediately or without cause with 30 days advance notice. Mr. Foster may terminate his employment with the Company at any time with 30 days advance notice.

         If Mr. Foster's employment is terminated as a result of his death or disability, the Company is obligated to continue to pay his salary and provide him with medical benefits for the lesser of twelve months or the balance of the term remaining under the employment agreement. If his employment is terminated by the Company without cause or by him for good reason, in either case other than following a change in control, the Company is obligated to continue to pay him his salary and provide him with certain benefits for a period equal to the remainder of the initial term or any one year renewal term, as the case may be, and to pay him within 30 days of the date of termination, an amount equal to his target bonus opportunity for the year in which termination occurs times the number of whole or partial years remaining under the term.

         If within two years after a change in control of the Company, Mr. Foster's employment is terminated by the Company without cause or by Mr. Foster for good reason, he will be entitled to the following cash compensation:

         (i) an amount equal to three times his annual base salary in effect on the date of termination;

         (ii) an amount equal to three times the sum of his target bonus opportunity in the year of termination and any contribution paid in such year by the Company to any 401(K) plan on his behalf; and

         (iii) an amount equal to the present value, determined as of the date of termination, of the sum of all benefits that have accrued to him but have not vested under any retirement plan and all additional benefits which would have accrued to him under such retirement plan had he continued to be employed by the Company for 36 months after the date of termination.

         Upon any such termination following a change in control, the Company will provide Mr. Foster with a package of benefits substantially similar to those which he was receiving prior to the date of termination (or prior to the change in control, if greater). The Company shall also vest and accelerate the exercise date of all unvested stock options on the date of termination, and such options shall remain exercisable for the duration of their original terms. Mr. Foster also shall have one year following the change in control or the exercise of each option to sell to the Company shares of common stock acquired at any time upon exercise of an option at a price equal to the average market price of the common stock for the 30 trading days ending on or prior to the date of the change in control. Finally, if the change in control compensation described above, either alone or together with other payments to Mr. Foster from the Company, would constitute an excess parachute payment as defined in
Section 280G of the Internal Revenue Code of 1986 (the "Code"), such compensation will be reduced to the largest amount that will result in no portion of the payments under the employment agreement being subject to the excise tax imposed by Section 4999 of the Code or being disallowed as deductions to the Company under Section 280G of the Code.

         No change in control compensation will be paid if the Company's business is sold and Mr. Foster is offered employment by the purchaser upon substantially the same terms on which he worked for the Company, including change in control compensation. No change in control compensation is due upon Mr. Foster's retirement or death or disability.

         In conjunction with the signing of the employment agreement, Mr. Foster was granted 30,000 restricted shares of common stock of the Company. These shares vest in three equal installments in January 2001 through 2003. So long as his employment agreement is in effect and he is not in breach thereof, Mr. Foster will be entitled to vote his restricted shares at meetings of the shareholders of the Company. If Mr. Foster's employment terminates prior to any vesting date by reason of his disability or death, a change in control of the Company, termination without cause by the Company, or termination by Mr. Foster for good reason, all restricted shares will vest automatically at the time of such termination. If his employment terminates for any other reason, all unvested shares of restricted stock will be forfeited. The Company will pay Mr. Foster a cash amount equal to 66% of the fair market value of the restricted shares as they vest.

         Mr. Foster's agreement contains provisions relating to protection of the Company's confidential information and intellectual property and noncompetition and nonsolicitation of Company employees during the term of this agreement and for two years following termination of employment in certain cases.

         KURT R. MOORE serves as President and Chief Operating Officer of the Company pursuant to an employment agreement entered into on September 1, 2000, that provides for his employment through December 31, 2003. Beginning in 2004, the employment agreement will renew annually from year to year, unless it is terminated in accordance with its provisions or unless either the Company or Mr. Moore gives notice of termination to the other at least six months in advance.

         Under the agreement, Mr. Moore was compensated at a base salary rate of $200,000 for 2000. For each calendar year thereafter, his salary will be determined by the Compensation Committee of the Board of Directors, but in no event shall it be less then the annual salary that was payable to him for the preceding calendar year. Mr. Moore will be eligible to participate in bonus programs implemented by the Compensation Committee of the Board of Directors for senior executives of the Company, with pertinent terms and goals to be established annually or otherwise by the Compensation Committee.

         The Company has the right to terminate Mr. Moore's employment upon his death or disability. Additionally, the Company can terminate Mr. Moore's employment with cause immediately or without cause with 30 days advance notice. Mr. Moore may terminate his employment with the Company at any time with 30 days advance notice.

         If Mr. Moore's employment is terminated as a result of his death or disability, the Company is obligated to continue to pay his salary and provide him with medical benefits for the lesser of twelve months or the balance of the term remaining under the employment agreement. If his employment is terminated by the Company without cause or by him for good reason, in either case other than following a change in control, the Company is obligated to continue to pay him his salary and provide him with certain benefits for a period equal to the remainder of the initial term or any one year renewal term, as the case may be, and to pay him within 30 days of the date of termination, an amount equal to his target bonus opportunity for the year in which termination occurs times the number of whole or partial years remaining in the term.

         If within two years after a change in control of the Company, Mr. Moore's employment is terminated by the Company without cause or by Mr. Moore for good reason, he will be entitled to the following compensation:

         (i) an amount equal to three times his annual base salary in effect on the date of termination;

         (ii) an amount equal to three times the sum of his target bonus opportunity in the year of termination and any contribution paid in such year by the Company to any 401(K) plan on his behalf; and

         (iii) an amount equal to the present value, determined as of the date of termination, of the sum of all benefits that have accrued to him but have not vested under any retirement plan and all additional benefits which would have accrued to him under such retirement plan had he continued to be employed by the Company for 36 months after the date of termination.

         Upon any such termination following a change in control, the Company will provide Mr. Moore with a package of benefits substantially similar to those which he was receiving prior to the date of termination (or prior to the change in control, if greater). The Company shall also vest and accelerate the exercise date of all unvested stock options on the date of termination, and such options shall remain exercisable for the duration of their original terms. Mr. Moore also shall have one year following the change in control or the exercise of each option to sell to the Company shares of common stock acquired at any time upon exercise of an option at a price equal to the average market price of the common stock for the 30 trading days ending on or prior to the date of the change in control. Finally, if the change in control compensation described above, either alone or together with other payments to Mr. Moore from the Company, would constitute an excess parachute payment as defined in Section 280G of the Internal Revenue Code of 1986 (the "Code"), such compensation will be reduced to the largest amount that will result in no portion of the payments under the employment agreement being subject to the excise tax imposed by
Section 4999 of the Code or being disallowed as deductions to the Company under
Section 280G of the Code.

         No change in control compensation will be paid if the Company's business is sold and Mr. Moore is offered employment by the purchaser upon substantially the same terms on which he worked for the Company, including change in control compensation. No change in control compensation is due upon Mr. Moore's retirement or death or disability.

         In conjunction with the signing of the employment agreement, Mr. Moore was granted 30,000 restricted shares of common stock of the Company. These shares vest in three equal installments in January 2001 through 2003. So long as his employment agreement is in effect and he is not in breach thereof, Mr. Moore will be entitled to vote his restricted shares at meetings of the shareholders of the Company. If Mr. Moore's employment terminates prior to any vesting date by reason of his disability or death, a change in control of the Company, termination without cause by the Company, or termination by Mr. Moore for good reason, all restricted shares will vest automatically at the time of such termination. If his employment terminates for any other reason, all unvested shares of restricted stock will be forfeited. The Company will pay Mr. Moore a cash amount equal to 66% of the fair market value of the restricted shares as they vest.

         Mr. Moore's agreement contains provisions relating to protection of the Company's confidential information and intellectual property and noncompetition and nonsolicitation of Company employees during the term of this agreement and for two years following termination of employment in certain cases.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee is composed of three independent, non-employee directors. The committee approves the salaries of executive officers and monitors the various incentive remuneration plans currently in existence.

         The Company's executive compensation program currently consists of two key elements: a base salary component and an annual bonus component. For fiscal 2000, the Company's compensation programs were designed to attract and retain qualified executives by providing competitive salaries, incentive compensation plans and benefit programs.

         In fiscal 2000, Mr. Heist served as Chairman of the Board of Directors of the Company and until March 13, 2000, he also held the post of Chief Executive Officer. At that time and in conjunction with the sale of the Company's industrial maintenance operations, Mr. W. David Foster was promoted to Chief Executive Officer form his previous position of President and Chief Operating Officer and Mr. Kurt R. Moore was promoted to President and Chief Operating Officer from his previous position of Vice-President.

         Salary Component.
         -----------------

         Mr. Heist received a salary adjustment of $5,000 or 2.1% for fiscal 2001. Mr. Foster received a salary adjustment of $10,000 or 4.2% for fiscal 2001. Salaries for the other executive officers of the Company for fiscal 2001 were increased by the Board of Directors based on recommendations made by Mr. Heist. These increases equaled approximately 5.0%. This compares to increases for fiscal 2000 for such officers ranging from 11.6% to 21.2%, with the average increase for the year being 15.1%. In awarding increases to executive officers, the Board considered the financial performance of the Company in fiscal 2000, the executive officers' individual contributions to such performance, and the competitiveness of the base salaries of these officers as compared to the base salaries of executives reflected in the Executive Perquisites Survey: 2000 issued by PriceWaterhouseCoopers and the Staffing Companies Executive Compensation Report as published in the Staffing Industry Review.

         Bonus Component
         ---------------

         For fiscal 2000, the Company adopted an incentive compensation program for its executive officers and other key management personnel that was geared to the attainment of a pre-established level of earnings before interest, taxes, depreciation and amortization (the "EBITDA Plan"). The EBITDA Plan was approved by the Compensation Committee at a meeting held on February 28, 2000. The EBITDA Plan replaced the Incentive Plan and the Leveraged Option Plan. Under this plan, bonuses were to be paid to the executive officers and other participants so long as 70% or more of the pre-established EBITDA target was achieved. The target bonus level for Mr. Foster equaled 45% of his base salary for fiscal 2000; the target bonus level for Messrs. Heist and Moore equaled 40% of their base salaries for fiscal 2000 and for Mr. Kashmanian the target bonus level equaled 25% of his base salary for fiscal 2000. The percentage of target bonus to be paid to each of these executives was to equal the percentage of target EBITDA achieved for fiscal 2000 so long as at least 70% of the EBITDA target was achieved. For example, if 80% of the EBITDA target was achieved, each participant was to receive 80% of his target bonus. The change in plans was made due to the sale of the Company's industrial maintenance operations and management's belief that EVA was not an appropriate measurement tool for a pure-play staffing services company. For fiscal 2000, the EBITDA targets were not attained and thus there were no incentive awards granted under the EBITDA Plan to the executive officers.

         For fiscal 2001, the Company has changed the incentive compensation program for executive officers to one that ties their incentive compensation to an increase in earnings before taxes ("EBT") over the prior year. The program was approved by the Compensation Committee at a meeting held on December 18, 2000. The program requires a minimum improvement of 20% in EBT over the prior year before a bonus is declared. If the improvement in EBT over the prior year is equal to 20%, then a bonus equal to 25% of the target incentive amount ("TIA") is achieved. The TIAs for executive officers remain the same as in the prior year at 45% of base salary for Mr. Foster , 40% of base salaries for Messrs. Heist and Moore and 25% of base salary for Mr. Kashmanian. As the EBT percentage increases above the 20% improvement threshold, the percentage of TIA increases as well to a maximum of one times base salary. The program does not allow for any adjustments to EBT from that reported in the Company's financial disclosures. This program will be in effect for fiscal 2001, and the Company plans to investigate alternative bonus plans for future years.


                          THE COMPENSATION COMMITTEE:

        Charles E. Scharlau    Donna R. Moore    Ronald K. Leirvik

                         REPORT OF THE AUDIT COMMITTEE

AUDIT COMMITTEE REPORT

         Pursuant to rules adopted by the Securities and Exchange Commission designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, the Audit Committee of the Company's Board of Directors submits the following report.

         The Board of Directors of the Company has adopted a written Audit Committee Charter, a copy of which is included as Appendix A to this proxy statement. All members of the Audit Committee are independent as defined in
Section 121(A) of the American Stock Exchange's listing standards.

         The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2000 with management and has discussed with the independent auditors the matters required to be discussed by SAS No. 61, "Codification of Statements on Auditing Standards, Communication with Audit Committees."

         The Audit Committee has received written disclosures from the independent auditors required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and discussed with the independent auditors the auditors' independence. The Audit Committee has considered whether the provision of non-audit services by the independent auditors is compatible with maintaining the auditors' independence.

         Based on review and discussions of the audited financial statements for fiscal year 2000 with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements for fiscal year 2000 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission.

                                          The Audit Committee:

                                          Richard W. Roberson, Chairman
                                          Ronald K. Leirvik
                                          Charles E. Scharlau


AUDIT FEES

         The aggregate fees billed for professional services rendered by KPMG LLP, the Company's independent auditors for fiscal 2000, for the audit of the Company's financial statements for the year ended December 31, 2000, and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the year ended December 31, 2000, were $83,500.


FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         No information technology services were rendered to the Company by KPMG LLP during the year ended December 31, 2000.


ALL OTHER FEES

         The aggregate fees billed for all non-audit services, including fees for tax-related services and services rendered in association with the sale of the Company's industrial maintenance operations in March 2000 , rendered by KPMG LLP during the year ended December 31, 2000, were $145,250.

                      SELECTION OF INDEPENDENT ACCOUNTANTS


         On March 28, 2001, the Company dismissed the accounting firm of KPMG LLP as its independent accountants. KPMG LLP's reports on the Company's financial statements for the past two fiscal years have contained no adverse opinions or disclaimers of opinion and were not qualified as to uncertainty, audit scope or accounting principles. During those years, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure that if not resolved to its satisfaction KPMG LLP would have been required to reference in its report. KPMG LLP has furnished the Company with a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements.

         On March 28, 2001, the Board retained Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending December 30, 2001. Prior to March 2001, the Company had not consulted with Arthur Andersen LLP on items which involved the Company's accounting principles or the type of audit opinion to be issued on the Company's financial statements, but did discuss with Arthur Anderson LLP its engagement fees and standard engagement terms for serving as its auditors.

         A representative of each of Arthur Andersen LLP and KPMG LLP will be present at the meeting and will be given the opportunity to make a statement if he or she desires to do so.


                     UNITED STATES EMPLOYEES' PENSION PLAN

         In fiscal 1986, the Company established the C.H. Heist Corp. United States Employees' Pension Plan, a defined benefit retirement plan for the benefit of its eligible non-bargaining unit United States employees and their beneficiaries. In fiscal 1996, the company established the Ablest Service Corp. United States Employees' Pension Plan to serve the staffing services segment's employees. These plans were funded entirely by Company contributions and administered by trustees appointed by the Company. All of the executive officers listed in the Summary Compensation Table participated in one or the other of these plans.

         Effective November 30, 1999, the Company terminated the defined benefit retirement plans. All regulatory authorizations have been received and the Company's pension provider is currently in the process of distributing the actuarial benefit to each plan participant.


                            COMMON STOCK PERFORMANCE

         The stock performance graph presented on the following page compares performance of the common stock of the Company to the Standard and Poors 500 Index (a broad market index) and a peer group index.

         The peer group consists of four publicly traded companies that are principally engaged in the staffing services industry. These companies are Headway Corporate Resources, Inc., Joule, Inc., SOS Staffing and RemedyTemp, Inc.

                              [PERFORMANCE CHART]





INDEX DATA         DEC `95   DEC `96   DEC `97   DEC `98   DEC `99   DEC `00
----------         -------   -------   -------   -------   -------   -------

Ablest Inc.          100       112       100        93        84        75
S&P 500 Index        100       123       164       211       255       232
Peer Group Index     100       114       153        89        81        31



                              CERTAIN TRANSACTIONS

         Certain of the Company's Buffalo, New York facilities were leased from Mr. Charles H. Heist, Chairman of the Board of Directors and his two sisters, Dixie Lea Clark and Victoria Hall. Under the lease, the Company was responsible for maintenance and insurance premiums, assessments and taxes. Rents of approximately $62,000, including amounts paid for the foregoing purposes, were paid under the lease during the year ended December 31, 2000. In November of 2000, the lease on the above referenced facilities expired and was not renewed by the Company.

         Each of the Company's executive officers is indebted to the Company in connection with the Option to Ownership Program. See "Executive Compensation - Option to Ownership Program".

                   BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than 10% of its common stock are required to report their ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any failure to file by these dates during 2000. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports are required, during the 2000 fiscal year all of these filing requirements were satisfied by the Company's directors, officers and 10% shareholders, except for one late report of a sale of 2,298 shares of common stock by a trust of which the Company's Chairman is a trustee.


                                 ANNUAL REPORT

         The Annual Report to Shareholders of the Company, including Form 10-K, for the fiscal year ended December 31, 2000, is included with this proxy solicitation material.


                             SHAREHOLDER PROPOSALS

         Any shareholder proposal intended to be presented at the Company's 2002 Annual Meeting of Shareholders must be received by the Company at its principal corporate offices by the close of business on December 7, 2001, in order to be timely received for inclusion in the Company's proxy statement and form of proxy for that meeting.

         If a shareholder intends to raise at the Company's annual meeting in 2002 a proposal that he or she does not seek to have included in the Company's proxy statement, the shareholder must notify the Company of the proposal on or before February 13, 2002. If the shareholder fails to notify the Company, the Company's proxies will be permitted to use their discretionary voting authority with respect to such proposal when and if it is raised at such annual meeting, whether or not there is any discussion of such proposal in the proxy statement for the annual meeting in 2002.


                                 OTHER MATTERS

         Under Delaware law and the Company's Certificate of Incorporation, broker non-votes and abstaining votes will not be counted in favor of, or against, election of any nominee for director.

         The Company is unaware of any matter, other than those mentioned above, that will be brought before the meeting for action. If any other matters are brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

         It is important that your proxy be returned promptly no matter how small or how large your holding may be. Shareholders who do not expect to attend in person are urged to execute and return the enclosed form of proxy. Shares represented by each proxy will be voted as directed, but if not otherwise specified will be voted for the election of the nominees for directors.

                                          By order of the Board of Directors

                                          Mark P. Kashmanian

                                          Secretary

April 2, 2001

                                                                     APPENDIX A


                                  ABLEST INC.

                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

I.       PURPOSE

         The Audit Committee (the "Committee") is a committee of the Board of Directors (the "Board") of Ablest Inc. (the "Corporation"). The purpose of the Committee is to assist the Board in fulfilling the Board's oversight responsibilities by reviewing:

         o the financial reports and other financial information provided by the Corporation to any governmental body or the public;

         o the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and

         o the Corporation's auditing, accounting and financial reporting processes generally.

         The Committee's primary duties and responsibilities are to:

         o Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system;

         o Review and appraise the audit efforts of the Corporation's outside auditor and internal auditing department;

         o Provide an open avenue of communication among the outside auditor, financial and senior management, the internal auditing department, and the Board; and

         o Encourage continuous improvement of, and foster adherence to, the Corporation's policies, procedures and practices at all levels.

         The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.


II.      COMPOSITION

         A. NUMBER AND ELECTION. The Committee shall consist of at least three independent directors, as determined annually by the Board. The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board to serve until their successors are duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

         B. INDEPENDENCE. Each member of the Committee shall be free from any relationship to the Corporation that may interfere - with the exercise of that member's independent judgment. In addition, the following restrictions shall apply to every Committee member:

                  (1) EMPLOYEES. A director who is an employee (including an executive officer) of the Corporation or any of its affiliates may not serve on the Committee until three years following the termination of that director's employment. "Affiliate" includes a subsidiary, sibling company, predecessor, parent company, or former parent company of the Corporation.

                  (2) BUSINESS RELATIONSHIP. A director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Corporation made, or from which the Corporation received, payments (other than those arising solely from investments in the Corporation's securities) that exceed 5% of the

                  Corporation's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years may not serve on the Committee.

                  (3) EXCESS COMPENSATION. A director who accepts any compensation from the Corporation or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation, may not serve on the Committee.

                  (4) CROSS COMPENSATION COMMITTEE LINK. A director may not serve on the Committee if he or she is employed as an executive of another company whose compensation committee includes an executive of the Corporation.

                  (5) IMMEDIATE FAMILY. A director who is an immediate family member of an individual who is, or has been in - any of the past three years, an executive officer of the Corporation or any of its affiliates may not serve on the Committee. An "immediate family member" includes a person's spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone who shares such person's home.

         Notwithstanding the requirements of this Section II.B., one director who is not independent and who is not a current employee or an immediate family member of such employee may be appointed, under exceptional and limited circumstances, to the Committee if the Board determines that membership on the Committee by such director is required by the best interests of the Corporation and its shareholders, and the Corporation discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

         C. FINANCIAL LITERACY. All members of the Committee shall be financially literate, and at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.


III.     MEETINGS

         The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its responsibility to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department and the outside auditor in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately. In addition, the Committee (or at least its Chair) should meet with the outside auditor and management quarterly to review the Corporation's financials consistent with IV.A.4. below.


IV.      RESPONSIBILITIES AND DUTIES

         To fulfill its responsibilities and duties, the Committee shall:

         A.       DOCUMENTS/REPORTS REVIEW

                  (1) Review this Charter at least annually or as conditions otherwise dictate.

                  (2) Review and discuss with management the Corporation's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

                  (3) Review the regular internal reports to management prepared by the internal auditing department and management's response thereto.

                  (4) Review with financial management and the outside auditors each of the Corporation's Quarterly Reports on Form 10-Q prior to its filing or prior to the release of earnings for the fiscal quarter covered by the Form 10-Q. The Chair of the Committee may represent the entire Committee for purposes of this review.

         B.       OUTSIDE AUDITOR

                  (1) Recommend to the Board the selection of the outside auditor, considering independence and effectiveness, and approve the fees and other compensation to be paid to the outside auditor. The outside auditor for the

                  Corporation is ultimately accountable to the Board and the Committee, and the Board and the Committee have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor (or to nominate the outside auditor to be proposed for shareholder approval in any proxy statement).

                  (2) Ensure that the outside auditor submits on a periodic basis to the Committee a formal written statement delineating all relationships between the auditor and the Corporation; actively engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that may impact the independence of the outside auditor; and recommend that the Board take appropriate action to oversee the independence of the auditor.

                  (3) Periodically consult with the outside auditor out of the presence of management about internal controls and the fullness and accuracy of the Corporation's financial statements.

         C.       FINANCIAL REPORTING PROCESSES

                  (1) In consultation with the outside auditor and the internal auditors, review the integrity of the Corporation's financial reporting processes, both internal and external.

                  (2) Consider the outside auditor's judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

                  (3) Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the outside auditor, management, or the internal auditing department.

         D.       PROCESS IMPROVEMENT

                  (1) Establish regular and separate systems of reporting to the Committee by each of management, the outside auditor and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to the appropriateness of such judgments.

                  (2) Following completion of the annual audit, review separately with each of management, the outside auditor and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

                  (3) Review any significant disagreement among management and the outside auditor or the internal auditing department in connection with the preparation of the financial statements.

                  (4) Review with the outside auditor, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of such changes or improvements.)

         E.       ETHICAL AND LEGAL COMPLIANCE

                  (1) Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

                  (2) Review management's monitoring of the Corporation's compliance with this Code, and ensure that management has the proper review system in place to ensure that the Corporation's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

                  (3) Review activities, organizational structure and qualifications of the internal audit department.

                  (4) Review, with the Corporation's counsel, legal compliance matters including corporate securities trading policies.

                  (5) Review, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

                  (6) Perform any other activities consistent with this Charter, the Corporation's Code of Regulations and governing law, as the Committee or the Board deems necessary or appropriate.

PROXY
                                  ABLEST INC.
                         1901 ULMERTON ROAD, SUITE 300
                           CLEARWATER, FLORIDA 33762

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints CHARLES H. HEIST and W. DAVID FOSTER as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all of the common shares of ABLEST INC., held of record by the undersigned on April 2, 2001, at the annual meeting of the shareholders to be held on May 10, 2001, or any adjournment thereof.

1.  ELECTION OF DIRECTORS

    [ ]  FOR all nominees listed below (except as marked to the contrary below)

    [ ]  WITHHOLD AUTHORITY to vote for all nominees listed below

NOMINEES: Charles H. Heist, W. David Foster, Charles E. Scharlau, Ronald K. Leirvik. Donna R. Moore and Richard W. Roberson.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

    This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposal 1.

                                                              Dated:                             , 2001
                                                                      ------------------------

                                                              ---------------------------------------
                                                              Signature(s)

                                                              When joint tenants hold shares, both
                                                              should sign. When signing as attorney,
                                                              executor, administrator, trustee or
                                                              guardian, please give full title as such.
                                                              If a corporation, please sign in full
                                                              corporate name by President or other
                                                              authorized officer. If a partnership,
                                                              please sign in partnership name by
                                                              authorized person.

            PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.